Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-119410) of Compass Minerals International, Inc. Directors’ Deferred Compensation Plan,
(2)Registration Statement (Form S-8 No. 333-121965) of Compass Minerals International, Inc. Savings Plan,
(3)Registration Statement (Form S-8 No. 333-127699) of Compass Minerals International, Inc. 2005 Incentive Award Plan,
(4)Registration Statement (Form S-8 333-203922) of Compass Minerals International, Inc. 2015 Incentive Award Plan, and
(5)Registration Statement (Form S-8 333-23852) of Compass Minerals International, Inc. 2020 Incentive Award Plan;

of our report dated February 26, 2021 (except for the effects of the items discussed in Notes 15, 18, 19 and 20, as to which the date is September 2, 2021), with respect to the consolidated financial statements and schedule of Compass Minerals International, Inc., and our report dated February 26, 2021 (except for the effect of the material weakness described in the second paragraph therein, as to which the date is September 2, 2021), with respect to the effectiveness of internal control over financial reporting of Compass Minerals International, Inc., included in this Annual Report (Form 10-K/A) of Compass Minerals International, Inc. for the year ended December 31, 2020.

/s/ Ernst & Young LLP

September 2, 2021
Kansas City, Missouri